UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  March 29, 2013

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Supreme Industries, Inc. (the “Borrower”) entered into an amendment of its December 19, 2012 Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, a national banking association (the “Lender” and the “Administrative Agent”), dated to be effective March 29, 2013.  Supreme Indiana Operations, Inc. and certain other subsidiaries of the Borrower (collectively, the “Guarantors”), have acknowledged this amendment.

Pursuant to the terms of the Credit Agreement, if the parties to the Credit Agreement did not establish a secured term loan facility, subject to certain conditions, before March 29, 2013, then the revolving credit commitment under the Credit Agreement would be permanently reduced by $10,000,000 effective as of March 29, 2013.  The amendment (“Amendment No. 1 to Credit Agreement”) extends the date to establish the secured credit facility and avoid the revolving credit commitment reduction until April 30, 2013.

The foregoing description of the Amendment No. 1 to Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Amendment No. 1 to Credit Agreement which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Description

10.1	Amendment No. 1 to Credit Agreement by and among Supreme Industries, Inc. and Wells Fargo Bank, National Association, and acknowledged by Supreme Industries, Inc. subsidiary guarantors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: April 4, 2013	By:	/s/ Matthew W. Long
Matthew W. Long
Interim Chief Executive Officer,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement by and among Supreme Industries, Inc. and Wells Fargo Bank, National Association, and acknowledged by Supreme Industries, Inc. subsidiary guarantors.